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                                                                    EXHIBIT 32.1

                                906 CERTIFICATION

      The certification set forth below is being submitted in connection with this quarterly report of Callidus Software Inc. on Form 10-Q (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

      Reed D. Taussig, the Chief Executive Officer and Ronald J. Fior, the Chief Financial Officer of Callidus Software Inc., each certifies that, to the best of his knowledge:

            1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

            2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Callidus Software Inc.

Date: May 12, 2004                               /s/ REED D. TAUSSIG

                                           -------------------------------------
                                           Reed D. Taussig
                                           President and Chief Executive Officer

                                                 /s/ RONALD J. FIOR

                                           -------------------------------------
                                           Ronald J. Fior
                                           Chief Financial Officer,
                                           Vice President, Finance